                                                                       EXHIBIT 2

                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth

                                                          FEDERAL IDENTIFICATION

                                                                  NO. 06-1047163
                    ONE ASHBURTON PLACE, BOSTON, MASS. 02108

                  CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING
                          A SERIES OF A CLASS OF STOCK
                     General Laws, Chapter 156B, Section 26

                                ----------------

We,      Michael Wyzga, Senior Vice President and
         Peter Wirth, Clerk of

                               Genzyme Corporation

located at One Kendall Square, Cambridge, MA 02139 do hereby certify that at a meeting of the directors of the corporation held on May 26, 1999, the following vote establishing and designating a series of a class of stock and determining the relative rights and preferences thereof was duly adopted:

         See attached continuation sheets.



NOTE: Votes for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Continuation sheets must have a left-hand margin 1 inch wide for binding and shall be 8 1/2" x 11". Only one side should be used.


                               Exhibit 2 - page 1

                                  TERMS OF THE
                    SERIES A, SERIES B, SERIES C AND SERIES D
                      JUNIOR PARTICIPATING PREFERRED STOCK
                             OF GENZYME CORPORATION

         VOTED, that pursuant to paragraph IV.F.1 of this Corporation's Articles of Organization, the Board of Directors hereby establishes four series of Preferred Stock of the Corporation with the following designations, powers, preferences and rights:


         A. Authorized Amounts and Designations. Two million shares of Preferred Stock of the Corporation are designated as Series A Junior Participating Preferred Stock (the "Series A Preferred Stock"), 400,000 shares of Preferred Stock are designated as Series B Junior Participating Preferred Stock (the "Series B Preferred Stock"), 400,000 shares of Preferred Stock are designated as Series C Junior Participating Preferred Stock (the "Series C Preferred Stock,") and 600,000 shares of Preferred Stock are designated as Series D Junior Preferred Stock (the "Series D Preferred Stock" and, together with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and any other series of Preferred Stock so designated by the Corporation's Board of Directors, the "Junior Preferred Stock"). To the extent legally permitted, such numbers of shares may be increased or decreased by vote of the Board of Directors, provided that no decrease shall reduce the number of shares of Junior Preferred Stock of any series to a number less than the number of shares of such series then outstanding plus the number of shares of such series reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into such series of Junior Preferred Stock.

         B. Series A Preferred Stock. A description of the Series A Preferred Stock and a statement of its preferences, voting powers, qualifications and special or relative rights or privileges is as follows:

                  1.       Dividends and Distributions.

                           a.       Subject to the prior and superior rights of
the holders of any shares of any series of Preferred Stock ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of all shares of common stock of the Corporation (the "Common Shares"), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend on shares of Genzyme General Division Common Stock (the "GGD Stock") payable in shares of GGD Stock or a subdivision of the outstanding shares of GGD Stock (by reclassification or otherwise), declared on the GGD Stock


                               Exhibit 2 - page 2
since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on shares of GGD Stock payable in shares of GGD Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GGD Stock (by reclassification or otherwise than by payment of a dividend in shares of GGD Stock) into a greater or lesser number of shares of GGD Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GGD Stock outstanding immediately after such event and the denominator of which is the number of shares of GGD Stock that were outstanding immediately prior to such event.

                           b.       The Corporation shall declare a dividend or
distribution on the Series A Preferred Stock as provided in paragraph a. of this Section B.1 immediately after it declares a dividend or distribution on any shares of GGD Stock (other than a dividend payable in shares of GGD Stock), provided that, in the event no dividend or distribution shall have been declared on the GGD Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                           c.       Dividends shall begin to accrue and be
cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  2. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                           a.       Subject to the provision for adjustment
hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GGD Stock payable in shares of GGD Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GGD Stock (by reclassification or otherwise than by payment of a dividend in shares of


                               Exhibit 2 - page 3

GGD Stock) into a greater or lesser number of shares of GGD Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of GGD Stock outstanding immediately after such event and the denominator of which is the number of shares of GGD Stock that were outstanding immediately prior to such event.

                           b.       Except as otherwise provided herein, in the
Articles of Organization, in any other vote of the Board of Directors of the Corporation creating a series of Preferred Stock, or by law, the holders of shares of Series A Preferred Stock and the holders of Common Shares and any other capital stock of the Corporation having general voting rights shall vote together as one series on all matters submitted to a vote of stockholders of the Corporation.

                           c.       Except as set forth herein or as otherwise
provided by law, holders of Series A Preferred Stock shall have no voting rights.

                  3. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of GGD Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on shares of GGD Stock payable in shares of GGD Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GGD Stock (by reclassification or otherwise than by payment of a dividend in shares of GGD Stock) into a greater or lesser number of shares of GGD Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GGD Stock outstanding immediately after such event and the denominator of which is the number of shares of GGD Stock that were outstanding immediately prior to such event.

                  4. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of GGD Stock is


                               Exhibit 2 - page 4
changed or exchanged. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GGD Stock payable in shares of GGD Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GGD Stock (by reclassification or otherwise than by payment of a dividend in shares of GGD Stock) into a greater or lesser number of shares of GGD Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GGD Stock outstanding immediately after such event and the denominator of which is the number of shares of GGD Stock that were outstanding immediately prior to such event.

         C. Series B Preferred Stock. A description of the Series B Preferred Stock and a statement of its preferences, voting powers, qualifications and special or relative rights or privileges is as follows:

                  1.       Dividends and Distributions.

                           a.       Subject to the prior and superior rights of
the holders of any shares of any series of Preferred Stock ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of all Common Shares, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend on shares of Genzyme Tissue Repair Division Common Stock (the "GTR Stock") payable in shares of GTR Stock or a subdivision of the outstanding shares of GTR Stock (by reclassification or otherwise), declared on the GTR Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GTR Stock payable in shares of GTR Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GTR Stock (by reclassification or otherwise than by payment of a dividend in shares of GTR Stock) into a greater or lesser number of shares of GTR Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GTR Stock outstanding immediately after such event and the denominator of which is the number of shares of GTR Stock that were outstanding immediately prior to such event.

                           b.       The Corporation shall declare a dividend or
distribution on the Series B Preferred Stock as provided in paragraph a. of this Section C.1 immediately after it declares a dividend or distribution on any shares of GTR Stock (other than a dividend payable in


                               Exhibit 2 - page 5
shares of GTR Stock), provided that, in the event no dividend or distribution shall have been declared on the GTR Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                           c.       Dividends shall begin to accrue and be
cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  2. Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:

                           a.       Subject to the provision for adjustment
hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 100 times the number of votes to which the holder of each outstanding share of GTR Stock is then entitled on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on shares of GTR Stock payable in shares of GTR Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GTR Stock (by reclassification or otherwise than by payment of a dividend in shares of GTR Stock) into a greater or lesser number of shares of GTR Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of GTR Stock outstanding immediately after such event and the denominator of which is the number of shares of GTR Stock that were outstanding immediately prior to such event.

                           b.       Except as otherwise provided herein, in the
Articles of Organization, in any other vote of the Board of Directors of the Corporation creating a series of Preferred Stock, or by law, the holders of shares of Series B Preferred Stock and the holders of Common Shares and any other capital stock of the Corporation having general voting rights shall vote together as one series on all matters submitted to a vote of stockholders of the Corporation.

                           c.       Except as set forth herein or as otherwise
provided by law, holders of Series B Preferred Stock shall have no voting rights.


                               Exhibit 2 - page 6

                  3. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of GTR Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GTR Stock payable in shares of GTR Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GTR Stock (by reclassification or otherwise than by payment of a dividend in shares of GTR Stock) into a greater or lesser number of shares of GTR Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GTR Stock outstanding immediately after such event and the denominator of which is the number of shares of GTR Stock that were outstanding immediately prior to such event.

                  4. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of GTR Stock is changed or exchanged. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GTR Stock payable in shares of GTR Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GTR Stock (by reclassification or otherwise than by payment of a dividend in shares of GTR Stock) into a greater or lesser number of shares of GTR Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GTR Stock outstanding immediately after such event and the denominator of which is the number of shares of GTR Stock that were outstanding immediately prior to such event.

         D. Series C Preferred Stock. A description of the Series C Preferred Stock and a statement of its preferences, voting powers, qualifications and special or relative rights or privileges is as follows:


                               Exhibit 2 - page 7

                  1.       Dividends and Distributions.

                           a.       Subject to the prior and superior rights of
the holders of any shares of any series of Preferred Stock ranking prior and superior to the Series C Preferred Stock with respect to dividends, the holders of shares of Series C Preferred Stock, in preference to the holders of Common Shares, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend on shares of Genzyme Molecular Oncology Division Common Stock (the "GMO Stock") payable in shares of GMO Stock or a subdivision of the outstanding shares of GMO Stock (by reclassification or otherwise), declared on the GMO Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GMO Stock payable in shares of GMO Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GMO Stock (by reclassification or otherwise than by payment of a dividend in shares of GMO Stock) into a greater or lesser number of shares of GMO Stock, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GMO Stock outstanding immediately after such event and the denominator of which is the number of shares of GMO Stock that were outstanding immediately prior to such event.

                           b.       The Corporation shall declare a dividend or
distribution on the Series C Preferred Stock as provided in paragraph a. of this Section C.1 immediately after it declares a dividend or distribution on any shares of GMO Stock (other than a dividend payable in shares of GMO Stock), provided that, in the event no dividend or distribution shall have been declared on the GMO Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                           c.       Dividends shall begin to accrue and be
cumulative on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be


                               Exhibit 2 - page 8
cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  2. Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights:

                           a.       Subject to the provision for adjustment
hereinafter set forth, each share of Series C Preferred Stock shall entitle the holder thereof to 100 times the number of votes to which the holder of each outstanding share of GMO Stock is then entitled on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GMO Stock payable in shares of GMO Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GMO Stock (by reclassification or otherwise than by payment of a dividend in shares of GMO Stock) into a greater or lesser number of shares of GMO Stock, then in each such case the number of votes per share to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of GMO Stock outstanding immediately after such event and the denominator of which is the number of shares of GMO Stock that were outstanding immediately prior to such event.

                           b.       Except as otherwise provided herein, in the
Articles of Organization, in any other vote of the Board of Directors of the Corporation creating a series of Preferred Stock, or by law, the holders of shares of Series C Preferred Stock and the holders of Common Shares and any other capital stock of the Corporation having general voting rights shall vote together as one series on all matters submitted to a vote of stockholders of the Corporation.

                           c.       Except as set forth herein or as otherwise
provided by law, holders of Series C Preferred Stock shall have no voting rights.

                  3. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series C Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of GMO Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except distributions made ratably on the Series C Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation,



                               Exhibit 2 - page 9
dissolution or winding up. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GMO Stock payable in shares of GMO Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GMO Stock (by reclassification or otherwise than by payment of a dividend in shares of GMO Stock) into a greater or lesser number of shares of GMO Stock, then in each such case the aggregate amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GMO Stock outstanding immediately after such event and the denominator of which is the number of shares of GMO Stock that were outstanding immediately prior to such event.

                  4. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series C Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of GMO Stock is changed or exchanged. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on shares of GMO Stock payable in shares of GMO Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GMO Stock (by reclassification or otherwise than by payment of a dividend in shares of GMO Stock) into a greater or lesser number of shares of GMO Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GMO Stock outstanding immediately after such event and the denominator of which is the number of shares of GMO Stock that were outstanding immediately prior to such event.

         E. Series D Preferred Stock. A description of the Series D Preferred Stock and a statement of its preferences, voting powers, qualifications and special or relative rights or privileges is as follows:

                  1.       Dividends and Distributions.

                           a.       Subject to the prior and superior rights of
the holders of any shares of any series of Preferred Stock ranking prior and superior to the Series D Preferred Stock with respect to dividends, the holders of shares of Series D Preferred Stock, in preference to the holders of Common Shares, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series D Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a


                               Exhibit 2 - page 10
dividend on shares of Genzyme Surgical Products Division Common Stock (the "GSP Stock") payable in shares of GSP Stock or a subdivision of the outstanding shares of GSP Stock (by reclassification or otherwise), declared on the GSP Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series D Preferred Stock. In the event the Corporation shall at any time after May 26, 1999 declare or pay any dividend on any shares of GSP Stock payable in shares of GSP Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GSP Stock (by reclassification or otherwise than by payment of a dividend in shares of GSP Stock) into a greater or lesser number of shares of GSP Stock, then in each such case the amount to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GSP Stock outstanding immediately after such event and the denominator of which is the number of shares of GSP Stock that were outstanding immediately prior to such event.

                           b.       The Corporation shall declare a dividend or
distribution on the Series D Preferred Stock as provided in paragraph a. of this Section C.1 immediately after it declares a dividend or distribution on any shares of GSP Stock (other than a dividend payable in shares of GSP Stock), provided that, in the event no dividend or distribution shall have been declared on the GSP Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series D Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                           c.       Dividends shall begin to accrue and be
cumulative on outstanding shares of Series D Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series D Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series D Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series D Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  2. Voting Rights. The holders of shares of Series D Preferred Stock shall have the following voting rights:

                           a.       Subject to the provision for adjustment
hereinafter set forth, each share of Series D Preferred Stock shall entitle the holder thereof to 100 times the number of votes to which the holder of each outstanding share of GSP Stock is then entitled on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at


                               Exhibit 2 - page 11
any time after May 26, 1999 declare or pay any dividend on any shares of GSP Stock payable in shares of GSP Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GSP Stock (by reclassification or otherwise than by payment of a dividend in shares of GSP Stock) into a greater or lesser number of shares of GSP Stock, then in each such case the number of votes per share to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of GSP Stock outstanding immediately after such event and the denominator of which is the number of shares of GSP Stock that were outstanding immediately prior to such event.

                           b.       Except as otherwise provided herein, in the
Articles of Organization, in any other vote of the Board of Directors of the Corporation creating a series of Preferred Stock, or by law, the holders of shares of Series D Preferred Stock and the holders of Common Shares and any other capital stock of the Corporation having general voting rights shall vote together as one series on all matters submitted to a vote of stockholders of the Corporation.

                           c.       Except as set forth herein or as otherwise
provided by law, holders of Series D Preferred Stock shall have no voting rights.

                  3. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock unless, prior thereto, the holders of shares of Series D Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series D Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of GSP Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, except distributions made ratably on the Series D Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after May 26, 1999 declare or pay any dividend on any shares of GSP Stock payable in shares of GSP Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GSP Stock (by reclassification or otherwise than by payment of a dividend in shares of GSP Stock) into a greater or lesser number of shares of GSP Stock, then in each such case the aggregate amount to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GSP Stock outstanding immediately after such event and the denominator of which is the number of shares of GSP Stock that were outstanding immediately prior to such event.

                  4. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series D Preferred Stock shall at the same time be similarly exchanged or


                               Exhibit 2 - page 12
changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of GSP Stock is changed or exchanged. In the event the Corporation shall at any time after May 26, 1999 declare or pay any dividend on shares of GSP Stock payable in shares of GSP Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GSP Stock (by reclassification or otherwise than by payment of a dividend in shares of GSP Stock) into a greater or lesser number of shares of GSP Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series D Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GSP Stock outstanding immediately after such event and the denominator of which is the number of shares of GSP Stock that were outstanding immediately prior to such event.

         F. General Provisions. Except as otherwise specifically provided in a particular series of Junior Preferred Stock, the following provisions shall apply to all series of Junior Preferred Stock:

                  1.       Certain Restrictions.

                           a.       Whenever quarterly dividends or other
dividends or distributions payable on the Junior Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                                    (1)      declare or pay dividends, or make
any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

                                    (2)      declare or pay dividends, or make
any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                                    (3)      redeem or purchase or otherwise
acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

                                    (4)      redeem, purchase or otherwise
acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights


                               Exhibit 2 - page 13
and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  2. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph a. of this paragraph E.1. purchase or otherwise acquire such shares at such time and in such manner.

         G. Reacquired Shares. Any shares of Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as shares of the same series of Preferred Stock or as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Organization, in any other vote of the Board of Directors of the Corporation creating a series of Preferred Stock, or as otherwise required by law.

         H. Redemption. The shares of Junior Preferred Stock shall not be redeemable.

         I. Rank. The Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock shall rank equally with respect to the payment of dividends and the distribution of assets together with any other series of the Corporation's Preferred Stock that specifically provide that they shall rank equally with Junior Preferred Stock. The Junior Preferred Stock shall rank junior with respect to the payment of dividends and the distribution of assets to all series of the Corporation's Preferred Stock that specifically provide that they shall rank prior to the Junior Preferred Stock. Nothing herein shall preclude the Board from creating any series of Preferred Stock ranking on a parity with or prior to the Junior Preferred Stock as to the payment of dividends or the distribution of assets.

         J. Amendment. The Articles of Organization of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the holders of Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of each outstanding series of Junior Preferred Stock, voting together as a single series, provided that, any two or more series of Junior Preferred Stock that are adversely affected in the same manner shall vote together as a single class.

         K. Fractional Shares. The Junior Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of the Junior Preferred Stock.


                               Exhibit 2 - page 14

         IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 10th day of June in the year 1999.

/s/ Michael S. Wyzga, Senior Vice President
    ----------------

/s/ Peter Wirth, Clerk
    -----------


                               Exhibit 2 - page 15

                        THE COMMONWEALTH OF MASSACHUSETTS
                  Certificate of Vote of Directors Establishing
                          A Series of a Class of Stock
                    (General Laws, Chapter 156B, Section 26)

                I hereby approve the within certificate and, the
                 Filing fee in the amount of $__________________
             having been paid, said certificate is hereby filed this
                  _____________ day of ________________, 19__.


                             William Francis Galvin
                          Secretary of the Commonwealth

                         TO BE FILLED IN BY CORPORATION
                      PHOTO COPY OF CERTIFICATE TO BE SENT
                           TO:
                                    Paul Laurino, Esq.
                                    Palmer & Dodge LLP
                                    One Beacon Street, Boston, MA 02108
                                    Telephone        (617) 573-0510


                               Exhibit 2 - page 16